Exhibit 10.3

FIRST AMENDMENT TO

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”), dated this 24th day of April 2025 and effective as of April 1, 2025 (the “Effective Date”), amends that certain Amended and Restated Executive Employment Agreement dated December 13, 2024 (as amended, the “Employment Agreement”), by and between Mangoceuticals, Inc., a company organized under the laws of the state of Texas (the “Company”), and Jacob Cohen, an individual (“Executive”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Employment Agreement.

WHEREAS, the Company and the Executive desire to enter into this Amendment to amend the Employment Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Employment Agreement.

(a) Effective as of the Effective Date, Sections 3.1, 3.2, 3.10 and 3.11 of Article III: Compensation and Other Benefits of the Employment Agreement are hereby amended and restated to read in their entirety as follows:

“3.1 Base Salary. So long as this Agreement remains in effect, for all services rendered by Executive hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Executive shall accept, as compensation, an annual base salary of $420,000, through April 1, 2026 (increasing by $60,000 every April 1st thereafter that this Agreement is in effect, as applicable, the “Base Salary”). Notwithstanding the above, the Committee or the Board, with the recommendation of the Committee, may also increase the Base Salary from time to time, at any time, in its/their discretion. Such increase(s) in salary shall be documented in the Company’s records, but shall not require the Parties enter into a new or amended form of this Agreement.”

“3.2 Equity Grant Sign-On Bonus. In consideration for agreeing to the terms of this Agreement, Executive shall receive a sign-on bonus of 4,892,906 shares of M&P common stock as well as 100 shares of Series A Preferred Stock of M&P that votes 51% on M&P shareholder matters, but has no conversion rights, liquidation preference, dividend rights or redemption rights.”

“3.10 Car Allowance. The Company shall provide the Executive an automobile allowance of $5,000 per month during the term of Executive’s employment hereunder.”

“3.11 Office Allowance. In addition to the Executive’s reasonable out-of-pocket expenses as discussed under Section 3.7, above the Company shall provide a flat fee allowance of $10,000 per month (the “Office Allowance”) which is intended to cover the cost of office space used by the Executive and all overhead costs associated therewith. Executive shall not be required to provide evidence of expenses concerning the Office Allowance and the Office Allowance shall be paid by the Company to the Executive regardless of the actual amount incurred by the Executive. Executive shall be responsible for all costs of office space and all overhead costs associated therewith to the extent such expenses exceed $10,000 in any given month.”

First Amendment to Amended and Restated Executive Employment Agreement of Jacob Cohen

2. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “Employment Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Employment Agreement, as applicable, as modified and amended hereby.

3. Employment Agreement to Continue in Full Force and Effect. Except as modified or amended herein, the Employment Agreement and the terms and conditions thereof shall remain in full force and effect.

4. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

5. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. This Amendment is to be read in connection with, and form an amendment to, the Employment Agreement.

6. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of left blank. Signature page follows.]

First Amendment to Amended and Restated Executive Employment Agreement of Jacob Cohen

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date (except as otherwise provided above).

COMPANY

MANGOCEUTICALS, INC.

Eugene M. Johnston
Chief Financial Officer

EXECUTIVE

Jacob Cohen

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First Amendment to Amended and Restated Executive Employment Agreement of Jacob Cohen